Exhibit 16.1

March 1, 2012

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Re: Spartan Gold, Ltd.

We have read item 4.01(a) of Form 8-K/A of Spartan Gold, Ltd. dated March 1, 2012, and agree with the statements concerning our Firm therein.

/s/ Meyler & Company, LLC